Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

HARRISBURG, PA, April 12, 2018 / PRNEWSWIRE/ Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), today reported unaudited financial results at and for the three months ended March 31, 2018. Riverview, which completed a merger with CBT Financial Corp. (“CBT”) on October 1, 2017, reported net income of $2.8 million or $0.31 per basic and diluted weighted average common share, for the first quarter of 2018, compared to a net loss of $567 thousand, or $(0.12) per basic and diluted weighted average common share, for the comparable period of 2017. The results for the first quarter ended March 31, 2018 include pre-tax merger related costs of $433 thousand. The earnings increase was primarily a result of the inclusion of the results of operations of both Riverview and CBT for the quarter ended March 31, 2018, compared to Riverview on a standalone basis for the same period last year. The quarter over quarter improvement was also a function of the recognition of higher loan interest income from achieving over 40% organic loan growth in 2017, excluding acquired loans from the merger, and the recognition of net accretion income on acquired assets and assumed liabilities.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Annualized return on average assets and return on average tangible stockholders’ equity were 0.98% and 14.50%, respectively, for the first quarter 2018.

•	Core net income totaled $3.2 million, or $0.35 per share, in the first quarter 2018.

•	Tax-equivalent net interest margin improved to 4.38% in the first quarter of 2018 compared to 3.57% for the same period last year.

•	Noninterest income totaled $2.0 million at March 31, 2018 compared to $779 thousand for the same period last year, an increase of 150.7%.

•	Income from trust and wealth management services totaled $364 thousand at March 31, 2018 compared to $288 thousand for the same period last year, an increase of 26.4%.

•	Deposits increased $12.2 million in the first quarter 2018, or 4.8% annualized.

•	Asset quality improved as nonperforming assets as a percentage of loans, net and other real estate owned declined to 0.90% at March 31, 2018 compared to 1.74% at March 31, 2017.

•	Tangible book value per share improved to $8.75 at March 31, 2018 from $8.50 at December 31, 2017.

•	The effective tax rate decreased to 18.1% in the first quarter of 2018 as a result of the recently enacted tax reform legislation.

“We are pleased to report record earnings for the first quarter of 2018 as a result of successfully implementing our strategic initiatives, which have established the foundation for the future performance of our company. The integration of CBT Bank into Riverview has met expectations to date and favorably impacted our operating results, along with the significant organic loan growth achieved over the past year. We look forward to achieving operating efficiencies through the conversion of our core processing system in the second quarter of 2018 along with the benefits derived for our customers by being able to offer enhanced and new products and services,” said Kirk D. Fox, Chief Executive Officer. “However, the progress achieved from the acquisition of CBT did not come without recognizing significant merger related costs. These costs, along with recording a charge to income tax expense of $3.9 million related to the re-measurement of net deferred tax assets from the enactment of new tax legislation in December 2017, caused executive management to suspend the payment of a first quarter dividend in order to conserve capital given the magnitude of these one-time expenses. The suspension of the dividend in the first quarter 2018 does not preclude the declaration and payment of dividends in the future. It is our goal to return to a reasonable dividend payment, determined by quarterly earnings throughout 2018, without disrupting the delicate balance we must maintain between the payment of a dividend to shareholders and remaining a well-capitalized institution, which is critical in our dedicated efforts to continue building long term value for shareholders.”

Brett D. Fulk, President, added, “We are excited to report our 2018 first quarter results, providing tangible evidence of the earnings power of our institution following a transformative 2017. We must give recognition where recognition is due: these results are the direct result of an invaluable team of hard working and highly dedicated employees at Riverview Bank and its operating divisions, without whom these results would most assuredly not be possible. Our most valuable ‘assets’ are the people working for Riverview who have worked tirelessly to provide a smooth and seamless integration of CBT Bank with and into Riverview, while keeping a clear focus on execution and customer service at the same time. We are very pleased with the status of the integration of our 2017 merger of equals business combination to date, which once again is a clear testimony to the quality of employees we are blessed to have working on our team.” Fulk continued, “we will remain focused internally for as long as necessary to ensure ongoing success with the remaining components required to complete the combination of our CBT Bank division into Riverview. Equally important is our need to maintain appropriate credit underwriting standards, active management of our credit portfolio, and pricing discipline in the face of what continues to be a challenging rate environment and ongoing competitive pressures throughout our expanded market territory.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended March 31, increased $7.0 million to $11.5 million in 2018 from $4.5 million in 2017. The increase in tax-equivalent net interest income was primarily attributable to the growth in average earning assets from the merger and organic loan growth along with an improvement in the tax equivalent net interest margin. The tax-equivalent net interest margin for the three months ended March 31, 2018, increased to 4.38% from 3.57% for the comparable period of 2017. The tax-equivalent yield on earnings assets was

5.05% and the cost of funds was 0.80% in the first quarter of 2018. The tax-equivalent yield on the loan portfolio increased to 5.38% in 2018 compared to 4.30% in 2017. Loan accretion included in loan interest income in the first quarter of 2018 related to loans acquired in the fourth quarter of 2017 was $1.8 million, resulting in an increase in the tax-equivalent net interest margin of 69 basis points. The tax-equivalent net interest margin excluding the loan accretion would have been 3.69% in the first three months of 2018. Investments yielded 2.74% on a tax-equivalent basis in the first quarter of 2018 compared to 3.45% for the same period last year. The cost of deposits increased 18 basis points to 0.72% in 2018 from 0.54% in 2017. The growth in average earning assets outpaced that of average interest-bearing liabilities by $83.0 million comparing the first quarters of 2018 and 2017. Loans, net averaged $945.7 million in 2018 and $420.1 million in 2017. Average investments totaled $92.8 million in 2018 and $75.0 million in 2017. Average interest-bearing liabilities increased to $896.5 million in 2018 from $423.8 million in 2017.

The provision for loan losses totaled $390 thousand for the quarter ended March 31, 2018, compared to $605 thousand in 2017. The decrease in the provision for loan losses in 2018 was primarily influenced by a decrease in the net volume of loans originated in the first three months of 2018 versus 2017, coupled with continuing solid results and positive trends in asset quality.

For the quarter ended March 31, noninterest income totaled $1,953 thousand in 2018, an increase of $1,174 thousand from $779 thousand in 2017. All major categories of noninterest income improved as a result of the merger with the exception of the retail wealth management component of our wealth management division. Retail wealth management income, excluding Trust, decreased $104 thousand comparing the first quarters of 2018 and 2017 due to the dissolution of a business acquired in 2016. Service charges and fees, and commissions and trust income improved $891 thousand and $180 thousand, respectively, comparing the first quarters of 2018 and 2017. Mortgage banking income in 2018 improved to $170 thousand compared to $82 thousand in 2017. Income from bank owned life insurance increased to $191 thousand in the first quarter of 2018 compared to $73 thousand for the comparable quarter of 2017.

Noninterest expense increased $4,373 thousand, or 84.7%, to $9,536 thousand for the three months ended March 31, 2018, from $5,163 thousand for the same period last year. The majority of this increase relates to salaries and employee benefit expense, which was a result of the merger with CBT and related costs. Additions to facilities as a result of the CBT merger along with offices to support the lending teams were primarily responsible for the $476 thousand, or 73.6%, increase in occupancy and equipment costs. The majority of the $1,391 thousand increase in other expenses comparing the first quarters of 2018 and 2017 was a result of the business combination with CBT.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.2 billion, $934.2 million, and $1.0 billion, respectively, at March 31, 2018. Loans, net decreased $21.8 million comparing the end of the first quarter of 2018 to year end 2017 with commercial real estate loans being responsible for the majority of the decline. Total investments were $88.8 million at March 31, 2018, compared to $93.2 million at December 31, 2017. Total deposits increased $12.2 million, or 4.8% annualized, in the first three months of 2018. Noninterest-bearing deposits increased $1.1 million, while interest-bearing deposits increased $11.0 million. An improvement in the volume of NOW accounts was primarily responsible for the increase in interest-bearing deposits.

Stockholders’ equity totaled $108.4 million, or $11.93 per common share, at March 31, 2018, and $106.3 million, or $11.72 per common share, at December 31, 2017. The increase in equity in the first quarter of 2018 was a result primarily of net income of $2.8 million offset partially by an increase of $850 thousand in the accumulated other comprehensive loss. Tangible stockholders’ equity per common share increased to $8.75 per share at March 31, 2018, compared to $8.50 per share at year-end 2017. On March 14, 2018 the Board of Directors of Riverview announced the suspension of the payment of its first quarter 2018 dividend in order to conserve capital as a result of recognizing certain material nonrecurring fourth quarter expenses in 2017.

ASSET QUALITY REVIEW

Nonperforming assets were $8.4 million, or 0.90% of loans, net and foreclosed assets at March 31, 2018, a slight increase from $8.2 million, or 0.85%, at December 31, 2017. This asset quality ratio remains significantly improved from 1.74%, at March 31, 2017. Adjusting for accruing restructured loans, nonperforming assets were $3.1 million, or 0.3% of loans, net and foreclosed assets at March 31, 2018, $2.7 million, or 0.3%, at December 31, 2017, and $2.5 million, or 0.5%, at March 31, 2017. The allowance for loan losses equaled $6.5 million, or 0.70% of loans, net at March 31, 2018, compared to $6.3 million, or 0.66% of loans, net at December 31, 2017, and $4.3 million, or 0.93% of loans, net, at March 31, 2017. Adding purchase accounting adjustments for credit deterioration on acquired loans to the allowance for loan losses would result in a ratio of 1.96% as a percentage of loans, net at March 31, 2018. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets was 77.3% at March 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 209.2% at March 31, 2018. Loans charged-off, net of recoveries, for the three months ended March 31, 2018, equaled $181 thousand or 0.08% of average loans, compared to $8 thousand or 0.01% of average loans for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/ .

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three months ended March 31, 2018 and 2017, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2018	2017	2017	2017	2017
Key performance data:

Per common share data:
Net income (loss)	$0.31	$(0.55)	$0.09	$0.04	$(0.12)
Core net income (loss) (1)	$0.35	$0.13	$0.09	$0.05	$(0.10)
Cash dividends declared	$0.00	$0.14	$0.14	$0.14	$0.14
Book value	$11.93	$11.72	$11.73	$11.79	$12.45
Tangible book value (1)	$8.75	$8.50	$10.47	$10.51	$10.65
Market value:
High	$13.85	$13.65	$13.50	$14.65	$12.20
Low	$12.31	$12.95	$12.15	$11.81	$11.46
Closing	$12.31	$13.15	$13.20	$13.48	$11.95
Market capitalization	$111,827	$119,262	$64,576	$65,739	$42,044
Common shares outstanding	9,084,277	9,069,363	4,892,143	4,876,774	3,518,351

Selected ratios:
Return on average stockholders’ equity	10.59%	(17.47)%	2.77%	1.25%	(4.20)%
Core return on average stockholders’ equity (1)	11.88%	4.09%	3.06%	1.73%	(3.70)%
Return on average tangible stockholders’ equity (1)	14.50%	(23.87)%	3.10%	1.41%	(4.79)%
Core return on average tangible stockholders’ equity (1)	16.27%	5.59%	3.43%	1.95%	(4.22)%
Return on average assets	0.98%	(1.67)%	0.24%	0.12%	(0.41)%
Core return on average assets (1)	1.10%	0.39%	0.26%	0.16%	(0.36)%
Stockholders’ equity to total assets	9.26%	9.13%	8.42%	9.15%	9.51%
Efficiency ratio (2)	69.28%	100.39%	80.85%	86.53%	94.91%

Nonperforming assets to loans, net, and foreclosed assets	0.90%	0.85%	1.26%	1.41%	1.74%
Net charge-offs to average loans, net	0.08%	0.04%	0.03%	0.01%	0.01%
Allowance for loan losses to loans, net	0.70%	0.66%	0.96%	0.96%	0.93%
Earning assets yield (FTE) (3)	5.05%	4.67%	4.22%	4.16%	4.08%
Cost of funds	0.80%	0.74%	0.76%	0.69%	0.60%
Net interest spread (FTE) (3)	4.25%	3.93%	3.46%	3.47%	3.48%
Net interest margin (FTE) (3)	4.38%	4.05%	3.57%	3.58%	3.57%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

	Mar 31	Mar 31
Three Months Ended	2018	2017
Interest income:
Interest and fees on loans:
Taxable	$12,241	$4,285
Tax-exempt	234	108
Interest and dividends on investment securities:
Taxable	523	564
Tax-exempt	82	47
Dividends		3
Interest on interest-bearing deposits in other banks	79	23
Interest on federal funds sold	10	6
Total interest income	13,169	5,036

Interest expense:
Interest on deposits	1,554	532
Interest on short-term borrowings	30	22
Interest on long-term debt	176	75
Total interest expense	1,760	629
Net interest income	11,409	4,407
Provision for loan losses	390	605
Net interest income after provision for loan losses	11,019	3,802

Noninterest income:
Service charges, fees and commissions	1,228	337
Commissions and fees on fiduciary activities	210	30
Wealth management income	154	258
Mortgage banking income	170	82
Life insurance investment income	191	73
Net gain (loss) on sale of investment securities available-for-sale		(1)
Total noninterest income	1,953	779

Noninterest expense:
Salaries and employee benefits expense	5,322	2,836
Net occupancy and equipment expense	1,122	646
Amortization of intangible assets	221	164
Net cost of operation of other real estate owned	(1)	36
Other expenses	2,872	1,481
Total noninterest expense	9,536	5,163
Income (loss) before income taxes	3,436	(582)
Provision for income tax expense (benefit)	625	(15)
Net income (loss)	2,811	(567)
Other comprehensive income (loss):
Unrealized (gain) loss on investment securities available-for-sale	$(1,075)	$512
Reclassification adjustment for (gain) loss included in net income		1
Change in pension liability
Income tax expense (benefit) related to other comprehensive income	(225)	174
Other comprehensive income (loss), net of income taxes	(850)	339
Comprehensive income (loss)	$1,961	$(228)

Per common share data:
Net income (loss):
Basic	$0.31	$(0.12)
Diluted	$0.31	$(0.12)
Average common shares outstanding:
Basic	9,079,043	3,454,704
Diluted	9,137,706	3,454,704
Cash dividends declared	$0.00	$0.14

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
Three months ended	2018	2017	2017	2017	2017
Interest income:
Interest and fees on loans:
Taxable	$12,241	$11,483	$5,717	$4,989	$4,285
Tax-exempt	234	239	146	107	108
Interest and dividends on investment securities available-for-sale:
Taxable	523	548	477	566	564
Tax-exempt	82	88	47	46	47
Dividends					3
Interest on interest-bearing deposits in other banks	79	43	31	24	23
Interest on federal funds sold	10		2	4	6
Total interest income	13,169	12,401	6,420	5,736	5,036

Interest expense:
Interest on deposits	1,554	1,468	821	668	532
Interest on short-term borrowings	30	33	112	63	22
Interest on long-term debt	176	173	75	78	75
Total interest expense	1,760	1,674	1,008	809	629
Net interest income	11,409	10,727	5,412	4,927	4,407
Provision for loan losses	390	1,000	610	519	605
Net interest income after provision for loan losses	11,019	9,727	4,802	4,408	3,802

Noninterest income:
Service charges, fees and commissions	1,228	1,138	270	292	337
Commissions and fees on fiduciary activities	210	252	31	31	30
Wealth management income	154	201	179	194	258
Mortgage banking income	170	226	205	147	82
Life insurance investment income	191	195	107	74	73
Net gain (loss) on sale of investment securities available-for-sale		(17)	43	64	(1)
Total noninterest income	1,953	1,995	835	802	779
Noninterest expense:
Salaries and employee benefits expense	5,322	6,675	2,928	2,757	2,836
Net occupancy and equipment expense	1,122	1,376	615	634	646
Amortization of intangible assets	221	232	71	71	164
Net cost of operation of other real estate owned	(1)	11	(13)	138	36
Other expenses	2,872	4,895	1,566	1,441	1,481
Total noninterest expense	9,536	13,189	5,167	5,041	5,163
Income (loss) before income taxes	3,436	(1,467)	470	169	(582)
Income tax expense (benefit)	625	3,457	69	(10)	(15)
Net income (loss)	$2,811	$(4,924)	$401	$179	$(567)

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(1,075)	$(237)	$(50)	$1,246	$512
Reclassification adjustment for (gain) loss included in net income		17	(43)	(64)	1
Change in pension liability		(54)
Income tax expense (benefit) related to other comprehensive income (loss)	(225)	(93)	(32)	402	174
Other comprehensive income (loss), net of income taxes	(850)	(181)	(61)	780	339
Comprehensive income (loss)	$1,961	$(5,105)	$340	$959	$(228)

Per common share data:
Net income (loss):
Basic	$0.31	$(0.55)	$0.09	$0.04	$(0.12)
Diluted	$0.31	$(0.55)	$0.09	$0.04	$(0.12)
Average common shares outstanding:
Basic	9,079,043	8,994,617	4,880,676	3,655,446	3,454,704
Diluted	9,137,706	8,994,617	4,945,456	3,726,939	3,454,704
Cash dividends declared	$0.00	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
Three months ended	2018	2017	2017	2017	2017
Net interest income:
Interest income
Loans, net:
Taxable	$12,241	$11,483	$5,717	$4,989	$4,285
Tax-exempt	296	362	221	162	164
Total loans, net	12,537	11,845	5,938	5,151	4,449
Investments:
Taxable	523	548	477	566	567
Tax-exempt	104	133	71	70	71
Total investments	627	681	548	636	638
Interest on interest-bearing balances in other banks	79	43	31	24	23
Federal funds sold	10		2	4	6
Total interest income	13,253	12,569	6,519	5,815	5,116
Interest expense:
Deposits	1,554	1,468	821	668	532
Short-term borrowings	30	33	112	63	22
Long-term debt	176	173	75	78	75
Total interest expense	1,760	1,674	1,008	809	629
Net interest income	$11,493	$10,895	$5,511	$5,006	$4,487

Yields on earning assets:
Loans, net:
Taxable	5.46%	4.99%	4.40%	4.36%	4.30%
Tax-exempt	3.23%	3.91%	3.94%	3.99%	4.06%
Total loans, net	5.38%	4.94%	4.38%	4.35%	4.30%
Investments:
Taxable	2.76%	2.65%	3.17%	3.35%	3.32%
Tax-exempt	2.66%	3.04%	4.90%	4.89%	5.01%
Total investments	2.74%	2.71%	3.33%	3.47%	3.45%
Interest-bearing balances with banks	1.36%	0.97%	1.35%	0.95%	0.87%
Federal funds sold	1.55%		1.71%	0.94%	0.74%
Total earning assets	5.05%	4.67%	4.22%	4.16%	4.08%
Costs of interest-bearing liabilities:
Deposits	0.72%	0.67%	0.67%	0.62%	0.54%
Short-term borrowings	1.67%	1.39%	1.32%	1.11%	0.86%
Long-term debt	5.41%	5.17%	4.16%	2.81%	2.73%
Total interest-bearing liabilities	0.80%	0.74%	0.76%	0.69%	0.60%
Net interest spread	4.25%	3.93%	3.46%	3.47%	3.48%
Net interest margin	4.38%	4.05%	3.57%	3.58%	3.57%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
At period end	2018	2017	2017	2017	2017
Assets:
Cash and due from banks	$14,396	$9,413	$8,425	$9,613	$10,852
Interest-bearing balances in other banks	40,724	16,373	10,741	6,064	11,552
Federal funds sold	4,729
Investment securities available-for-sale	88,773	93,201	56,874	67,852	72,741
Loans held for sale	610	254	519	1,037	522
Loans, net	934,190	955,971	560,187	504,749	464,481
Less: allowance for loan losses	6,515	6,306	5,404	4,834	4,329
Net loans	927,675	949,665	554,783	499,915	460,152
Premises and equipment, net	18,714	18,631	12,163	12,132	12,116
Accrued interest receivable	2,865	3,237	1,995	1,651	1,881
Goodwill	24,754	24,754	5,079	5,079	5,079
Other intangible assets, net	4,155	4,376	1,099	1,170	1,241
Other assets	43,771	43,703	29,701	23,728	24,237
Total assets	$1,171,166	$1,163,607	$681,379	$628,241	$600,373

Liabilities:
Deposits:
Noninterest-bearing	$157,011	$155,895	$76,214	$76,096	$79,127
Interest-bearing	881,594	870,585	498,736	447,799	417,380
Total deposits	1,038,605	1,026,480	574,950	523,895	496,507
Short-term borrowings		6,000	37,250	30,000	30,000
Long-term debt	13,160	13,233	6,503	11,589	11,073
Accrued interest payable	466	468	213	194	203
Other liabilities	10,535	11,170	5,084	5,048	5,499
Total liabilities	1,062,766	1,057,351	624,000	570,726	543,282

Stockholders’ equity:
Preferred stock					13,283
Common stock	100,660	100,476	45,427	45,240	31,833
Capital surplus	422	423	243	235	224
Retained earnings	9,747	6,936	12,848	13,118	13,609
Accumulated other comprehensive income (loss)	(2,429)	(1,579)	(1,139)	(1,078)	(1,858)
Total stockholders’ equity	108,400	106,256	57,379	57,515	57,091
Total liabilities and stockholders’ equity	$1,171,166	$1,163,607	$681,379	$628,241	$600,373

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
Average quarterly balances	2018	2017	2017	2017	2017
Assets:
Loans, net:
Taxable	$908,574	$913,623	$515,494	$458,702	$403,684
Tax-exempt	37,153	36,750	22,246	16,285	16,396
Total loans, net	945,727	950,373	537,740	474,987	420,080
Investments:
Taxable	76,952	82,180	59,612	67,753	69,253
Tax-exempt	15,836	17,345	5,746	5,747	5,748
Total investments	92,788	99,525	65,358	73,500	75,001
Interest-bearing balances with banks	23,607	17,615	9,143	10,137	10,662
Federal funds sold	2,617	48	465	1,709	3,293
Total earning assets	1,064,739	1,067,561	612,706	560,333	509,036
Other assets	98,503	101,120	52,770	49,382	49,025
Total assets	$1,163,242	$1,168,681	$665,476	$609,715	$558,061

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$875,985	$873,596	$483,648	$435,033	$402,339
Noninterest-bearing	149,123	150,515	77,819	77,440	73,188
Total deposits	1,025,108	1,024,111	561,467	512,473	475,527
Short-term borrowings	7,297	9,403	33,707	22,838	10,324
Long-term debt	13,205	13,271	7,151	11,146	11,122
Other liabilities	9,996	10,053	5,700	5,909	6,325
Total liabilities	1,055,606	1,056,838	608,025	552,366	503,298
Stockholders’ equity	107,636	111,843	57,451	57,349	54,763
Total liabilities and stockholders’ equity	$1,163,242	$1,168,681	$665,476	$609,715	$558,061

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
	2018	2017	2017	2017	2017
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,629	$1,745	$1,765	$1,702	$1,725
Accruing restructured loans	5,310	5,478	5,168	5,199	5,597
Accruing loans past due 90 days or more	393	693		35	189
Foreclosed assets	92	236	144	205	561
Total nonperforming assets	$8,424	$8,152	$7,077	$7,141	$8,072

Three months ended:
Allowance for loan losses:
Beginning balance	$6,306	$5,404	$4,834	$4,329	$3,732
Charge-offs	226	142	42	21	12
Recoveries	45	44	2	7	4
Provision for loan losses	390	1,000	610	519	605
Ending balance	$6,515	$6,306	$5,404	$4,834	$4,329

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	Jun 30	Mar 31
Three months ended:	2018	2017	2017	2017	2017
Core net income (loss) per common share:
Net income (loss)	$2,811	$(4,924)	$401	$179	$(567)
Dividends on preferred stock				(186)	(185)
Net income (loss) available to common stockholders	2,811	(4,924)	401	(7)	(752)
Undistributed loss (income) allocated to preferred stockholders				128	347
Income (loss) allocated to common stockholders	2,811	(4,924)	401	121	(405)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	342	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense		3,888
Net income (loss) Core	$3,153	$1,152	$443	$190	$(337)

Average common shares outstanding	9,079,043	8,994,617	4,880,676	3,655,446	3,454,704
Core net income (loss) per common share	$0.35	$0.13	$0.09	$0.05	$(0.10)

Tangible book value:
Total stockholders’ equity	$108,400	$106,256	$57,379	$57,515	$43,808
Less: Goodwill	24,754	24,754	5,079	5,079	5,079
Less: Other intangible assets, net	4,155	4,376	1,099	1,170	1,241
Total tangible stockholders’ equity	$79,491	$77,126	$51,201	$51,266	$37,488

Common shares outstanding	9,084,277	9,069,363	4,892,143	4,876,774	3,518,351
Tangible book value per share	$8.75	$8.50	$10.47	$10.51	$10.65

Core return on average stockholders’ equity:
Net income (loss) GAAP	$2,811	$(4,924)	$401	$179	$(567)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	342	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense		3,888
Net income (loss) Core	$3,153	$1,152	$443	$248	$(499)

Average stockholders’ equity	$107,636	$111,843	$57,451	$57,349	$54,763
Core return on average stockholders’ equity	11.88%	4.09%	3.06%	1.73%	(3.70)%

Return on average tangible equity:
Net income (loss) GAAP	$2,811	$(4,924)	$401	$179	$(567)

Average stockholders’ equity	$107,636	$111,843	$57,451	$57,349	$54,763
Less: average intangibles	29,021	30,013	6,213	6,284	6,765
Average tangible stockholders’ equity	$78,615	$81,830	$51,238	$51,065	$47,998

Return on average tangible stockholders’ equity	14.50%	(23.87)%	3.10%	1.41%	(4.79)%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$2,811	$(4,924)	$401	$179	$(567)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	342	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense		3,888
Net income (loss) Core	$3,153	$1,152	$443	$248	$(499)

Average stockholders’ equity	$107,636	$111,843	$57,451	$57,349	$54,763
Less: average intangibles	29,021	30,013	6,213	6,284	6,765
Average tangible stockholders’ equity	$78,615	$81,830	$51,238	$51,065	$47,998

Core return on average tangible stockholders’ equity	16.27%	5.59%	3.43%	1.95%	(4.22)%

Core return on average assets:
Net income (loss) GAAP	$2,811	$(4,924)	$401	$179	$(567)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(11)	28	42	(1)
Add: Acquisition related expenses, net of tax	342	2,177	70	111	67
Add: Tax Cuts and Jobs Act tax expense		3,888
Net income (loss) Core	$3,153	$1,152	$443	$248	$(499)

Average assets	$1,163,242	$1,168,681	$665,476	$609,715	$558,061
Core return on average assets	1.10%	0.39%	0.26%	0.16%	(0.36)%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Mar 31
Three months ended:	2018	2017
Core net income per common share:
Net income (loss)	$2,811	$(567)
Dividends on preferred stock		(185)
Net income available to common stockholders	2,811	(752)
Undistributed loss allocated to preferred stockholders		347
Income allocated to common stockholders	2,811	(405)
Adjustments:
Less: Gains on sale of investment securities, net of tax		(1)
Add: Acquisition related expenses, net of tax	342	67
Add: Tax Cuts and Jobs Act of 2017 tax expense
Net income (loss) core	$3,153	$(337)

Average common shares outstanding	9,079,043	3,454,704

Core net income (loss) per common share	$0.35	$(0.10)